Exhibit (a)(5)

OFFER TO PURCHASE FOR CASH
UP TO 890,000 ORDINARY SHARES
(INCLUDING ORDINARY SHARES REPRESENTED BY AMERICAN DEPOSITARY SHARES)
of
KOOR INDUSTRIES LTD.
by
DISCOUNT INVESTMENT CORPORATION LTD.
Dated August 30, 2006

The Initial Offer Period and Withdrawal Rights will Expire at 10:00 a.m., New York Time, and 5:00 p.m.,
Israel Time, on September 21, 2006, Unless the Offer is Extended.

August 30, 2006

To Our Clients:

        Enclosed for your consideration are the Offer Document, dated August 30, 2006 (the “Offer to Purchase”), including Annex D thereto (Information for Holders of American Depositary Shares) and the related Letter of Transmittal, which as amended from time to time, together constitute the Offer, in connection with the tender offer of Discount Investment Corporation Ltd. (the “Purchaser”), to purchase up to 890,000 ordinary shares, par value NIS 0.001 per share (including ordinary shares represented by American Depositary Shares (“ADSs”) (the “Shares”)) of Koor Industries Ltd. (“Koor”), at a price of NIS 225.0 per Share (NIS 45.0 per one ADS), net to the seller in cash, less any applicable withholding taxes, and without interest, upon the terms of, and subject to the conditions to, the Offer. The description of the Offer in this letter is only a summary and is qualified by all the terms of, and conditions to, the Offer set forth in the Offer to Purchase and Letter of Transmittal.

        We are (or our nominee is) the holder of record of ADSs held by us for your account. A tender of your ADSs or an objection to the completion of the Offer can be made only by us as the holder of record of the ADSs and only pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender ADSs held by us for your account.

        Please instruct us as to whether you wish us to either (1) tender on your behalf any or all of the ADSs held by us for your account, upon the terms of, and subject to the conditions to, the Offer or (2) notify the Purchaser of your objection to the Offer with respect to any or all of the ADSs held by us for your account. Alternatively, you may simply not give us any instructions, and in such case we will not tender any of the ADSs held by us for your account and will not object to the Offer with respect to any of such ADSs.

        If you determine to tender your ADSs in the Offer, we also request instructions as to whether you are eligible for an exemption from Israeli withholding tax by completing the enclosed Declaration Form (“Declaration of Status for Israeli Income Tax Purposes”). In this respect, as more fully described in the Offer to Purchase, pursuant to Israeli tax law, the Purchaser will withhold 15.66% from the cash payment (if any) made to you with respect to ADSs tendered by you and accepted for payment by the Purchaser pursuant to the Offer, unless you are either (1) eligible for a full exemption from such tax and complete and submit to us the Declaration Form together with your tender instructions, or (2) otherwise eligible for an exemption or a more favorable Israeli withholding tax rate. We are (or our nominee is) the holder of record of ADSs held by us for your account and, therefore, you may submit the Declaration Form only to us. You are urged to consult your tax advisors regarding the application of Israeli income and withholding taxes (including eligibility for any Israeli withholding tax reduction or exemption, and the refund procedure). See Annex D to the Offer to Purchase (Information for Holders of American Depositary Shares), which also sets forth important information with respect to U.S. backup withholding taxes.

        Your attention is directed to the following:

        1. The offer price is NIS 225.0 per Share (or for five ADSs collectively representing one underlying ordinary share), net to you in cash, less any applicable withholding taxes and without interest.

        2. The Offer is being made for up to 890,000 Shares.

        3. Holders wishing to tender their ADSs or to deliver Notices of Objection may do so until 10:00 a.m., New York time, and 5:00 p.m., Israel Time, on Thursday, September 21, 2006 (the “Initial Completion Date”), unless the Offer is extended. The period from the commencement of the Offer until the Initial Completion Date (as may be extended by the Purchaser) is referred to as the Initial Offer Period.

        4. Promptly following the Initial Completion Date, the Purchaser will publicly announce whether or not the conditions to the Offer have been satisfied or, subject to applicable law, waived by the Purchaser. As required by Israeli law, if the conditions to the Offer are satisfied or, subject to applicable law, waived by the Purchaser then if, with respect to each Share held by us for your account:

▶	we have not yet responded to the Offer,

▶	we have notified the Purchaser of your objection to the Offer, or

▶	we have tendered such ADSs on your behalf but have withdrawn on your behalf such tender prior to 10:00 a.m., New York time, and 5:00 p.m., Israel Time, on the Initial Completion Date,

        you will be afforded an additional four calendar-day period following the Initial Completion Date, during which you may instruct us to tender such ADS on your behalf. This additional period is referred to as the Additional Offer Period. These dates will change if the Purchaser decides to extend the Initial Offer Period. You may withdraw any previously tendered ADSs at any time prior to the completion of the Initial Offer Period (as may be extended). During the Additional Offer Period, you may not withdraw shares tendered during the Initial Offer Period.

        If, with respect to all or any portion of your ADSs, we object on your behalf to the Offer during the Initial Offer Period and the conditions to the Offer have been satisfied or, subject to applicable law, waived by the Purchaser, you may instruct us to tender such ADSs on your behalf during the Additional Offer Period, if applicable.

        5. Conditions to the Offer are described in Section 5 to the Offer to Purchase. The Offer is not conditioned on the availability of financing or the approval of the board of directors of Koor.

        6. If more than 890,000 Shares are validly tendered and not properly withdrawn prior to the expiration of the Additional Offer Period (the “Final Expiration Date”), the Purchaser will purchase 890,000 Shares on a pro rata basis from all tendering shareholders. In these circumstances, the number of Shares that the Purchaser will purchase from each tendering shareholder will be based on the total number of Shares validly tendered and not properly withdrawn by all shareholders prior to the Final Expiration Date. You should consult with your broker or other financial or tax advisors on the possibility of designating the priority in which your ADSs will be purchased in the event of proration.

        7. The Purchaser will publicly announce in accordance with applicable law, and in any event issue a press release by 3:00 a.m., New York time, or 10:00 a.m., Israel time, on the business day following the Initial Completion Date, stating whether the conditions to the Offer have been satisfied or, subject to applicable law, waived by the Purchaser. Promptly following the Final Expiration Date, the Purchaser will announce the results of the Offer and the proration factor, if any. If the Purchaser is unable to promptly determine the final proration results, the Purchaser will announce the preliminary results. Shares accepted for payment pursuant to the Offer will be paid promptly following the calculation of the final proration factor.

        8. Tendering shareholders will generally not be obligated to pay brokerage fees, service fees or commissions with respect to the purchase of Shares by the Purchaser in the Offer. Except as otherwise provided in Instruction 6 to the Letter of Transmittal, share transfer taxes will not be paid by the Purchaser.

        If you wish to have us tender any or all of your ADSs held by us for your account, please (1) so instruct us by completing, executing and returning to us the tender instruction form contained in this letter and (2) if applicable to you, complete, execute and return to us the Declaration Form enclosed with this letter.

        Alternatively, if you wish to notify the Purchaser of your objection to the Offer, please so instruct us by completing, executing and returning to us the objection instruction form contained in this letter by no later than 10:00 a.m., New York time, on the Initial Completion Date. IF YOU DO NOT WISH TO TENDER ANY ADSs OR OBJECT TO THE OFFER, YOU MAY SIMPLY DO NOTHING.

        An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your ADSs in the Offer, all of your ADSs will be tendered unless otherwise specified in your tender instructions. Your tender instructions (and Declaration Form, if applicable) should be forwarded to us in ample time to permit us to submit a tender on your behalf and, if you completed the Declaration Form, request an exemption from Israeli withholding tax on your behalf, prior to the Initial Completion Date or the Final Expiration Date, as applicable.

        If you authorize the objection of your ADSs to the Offer, we will object to the Offer with respect to all of your ADSs unless otherwise specified in your objection instructions. Your objection instructions should be forwarded to us in ample time to permit us to submit an objection on your behalf prior to the Initial Completion Date.

        The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all of Koor shareholders. The Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant to the Offer, the Purchaser will make a good faith effort to comply with that state statute. If, after its good faith effort, the Purchaser cannot comply with that state statute, subject to applicable law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of Shares in that state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Purchaser will endeavor to make arrangements to have the Offer made on its behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

IMPORTANT: IF YOU SUBMIT A TENDER INSTRUCTION LETTER BY WHICH YOU TENDER ADSs AND THEREAFTER, YOU DELIVER TO US AN OBJECTION INSTRUCTION LETTER WITH RESPECT TO THOSE ADSs, WE WILL DISREGARD YOUR TENDER INSTRUCTION LETTER. SIMILARLY, IF YOU SUBMIT TO US AN OBJECTION INSTRUCTION LETTER WITH RESPECT TO ADSs AND THEREAFTER, YOU DELIVER TO US A TENDER INSTRUCTION LETTER BY WHICH YOU TENDER THOSE ADSs, WE WILL DISREGARD YOUR OBJECTION INSTRUCTION LETTER. IF YOU SUBMIT A TENDER INSTRUCTION LETTER AND AN OBJECTION INSTRUCTION LETTER CONCURRENTLY WITH RESPECT TO THE SAME ADSs, THE OBJECTION INSTRUCTION LETTER WILL BE DISREGARDED.

TENDER INSTRUCTION LETTER
with respect to the Offer
to Purchase for Cash
890,000 Ordinary Shares
(including Ordinary Shares represented by American Depositary Shares)
of
Koor Industries Ltd.

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer Document, dated August 30, 2006 (the “Offer to Purchase”), including Annex D thereto (Information for Holders of American Depositary Shares) and the related Letter of Transmittal, which as amended from time to time, together constitute the Offer, in connection with the tender offer of Discount Investment Corporation Ltd. (the “Purchaser”), to purchase up to 890,000 ordinary shares, par value NIS 0.001per share (including ordinary shares represented by American Depositary Shares (“ADSs”) (the “Shares”)) of Koor Industries Ltd. (“Koor”), at a price of NIS 225.0 per ordinary share, net to the seller in cash, less any applicable withholding taxes, and without interest, upon the terms of, and subject to the conditions to, the Offer.

        This will instruct you to tender in the Offer the number of ADSs indicated below (or, if no number is indicated below, all ADSs) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of ADSs to be tendered: * __________________________________________________________

Date: ________________________________________________________________________________

_____________________________________________________________________________________
Signature(s)

_____________________________________________________________________________________

_____________________________________________________________________________________
Please type or print name(s)

_____________________________________________________________________________________

_____________________________________________________________________________________
Please type or print address

_____________________________________________________________________________________
Area code and telephone number

_____________________________________________________________________________________
Taxpayer Identification or Social Security Number

_____________________________________________________________________________________

* Unless otherwise indicated, it will be assumed that we should tender all ADSss held by us for your account.

PLEASE NOTE THAT THIS TENDER INSTRUCTION LETTER IS TO TENDER YOUR ADSs IN ACCORDANCE WITH THE TERMS AND CONDITIONS DESCRIBED IN THE OFFER TO PURCHASE. IF YOU WISH TO OBJECT TO THE OFFER, PLEASE COMPLETE THE “OBJECTION INSTRUCTION LETTER” AND RETURN IT TO US.

OBJECTION INSTRUCTION LETTER
with respect to the Offer
to Purchase for Cash
890,000 Ordinary Shares
(including Ordinary Shares represented by American Depositary Shares)
of
Koor Industries Ltd.

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer Document, dated August 30, 2006 (the “Offer to Purchase”), including Annex D thereto (Information for Holders of American Depositary Shares) and the related Letter of Transmittal, which as amended from time to time, together constitute the Offer, in connection with the tender offer of Discount Investment Corporation Ltd. (the “Purchaser”), to purchase up to 890,000 ordinary shares, par value NIS 0.001per share (including ordinary shares represented by American Depositary Shares (“ADSs”) (the “Shares”)) of Koor Industries Ltd. (“Koor”), at a price of NIS 225.0 per ordinary share, net to the seller in cash, less any applicable withholding taxes, and without interest, upon the terms of, and subject to the conditions to, the Offer.

        This will instruct you to object to the Offer with respect to the number of ADSs indicated below (or, if no number is indicated below, all ADSs) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of objecting ADSs: * ______________________________________________________________

Date: __________________________________________________________________________________

______________________________________________________________________________________
Signature(s)

______________________________________________________________________________________

______________________________________________________________________________________
Please type or print name(s)

______________________________________________________________________________________
Please type or print address

______________________________________________________________________________________
Area code and telephone number

* Unless otherwise indicated, it will be assumed that we should object to the Offer with respect to all ADSs held by us for your account.

Explanation of Notice of Objection. Under Israeli law, the shareholders of Koor may respond to the Offer by accepting the Offer and tendering all or any portion of their Shares in accordance with the Offer to Purchase or by notifying the Purchaser of their objection to the Offer by executing and delivering Notices of Objection. Alternatively, they may simply not respond to the Offer and not tender their Shares. It is a condition to the Offer that on the Initial Completion Date, the aggregate number of Shares tendered in the Offer is greater than the number of Shares represented by Notices of Objection. If this and the other conditions to the Offer have been satisfied or, subject to applicable law, waived by the Purchaser, shareholders will be afforded an additional four calendar days to tender their Shares in the Offer, but Notices of Objection will no longer be accepted.